                  EMPLOYMENT AND NON-INTERFERENCE AGREEMENT


     This Employment and Non-Interference Agreement, dated as of July 30, 1999 (this "Agreement"), is by and between Dean Willard (the "Executive") and PBT Brands, Inc., a Delaware corporation (the "Company").


                             W I T N E S S E T H:


     WHEREAS, the Company wishes to obtain the future services of the Executive for the Company; and

     WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to provide services hereunder; and

     WHEREAS, the Company wishes to secure the Executive's non-interference, upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


     1.   Nature of Employment

     Subject to Section 4, the Company hereby employs Executive, and Executive agrees to accept such employment, during the Term of Employment (as defined in Section 4(a)), as Chairman and Chief Executive Officer of the Company. The Company shall also cause the Executive to be employed, and Executive hereby agrees to be employed, during the Term of Employment by each of the companies listed in Schedule 1 (which companies, together with the Company, shall be referred to collectively as the "Company Group") , in each case as Chairman and Chief Executive Officer of such company. The Executive's principal place of residence shall be in the State of California.

     2.   Extent of Employment

     (a) During the Term of Employment, the Executive shall perform his obligations hereunder faithfully and to the best of his ability under the direction of the Board of Directors of the Company to which the Executive shall directly report, and shall abide by the rules, customs and usages from time to time established by the Company.
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     (b) During the Term of Employment, the Executive shall devote substantially all of his business time, energy and skill to the performance of his duties, responsibilities and obligations hereunder (except for vacation periods and reasonable periods of illness or other incapacity), consistent with past practices and norms in similar positions. The Executive will have such authority and power as are inherent to the undertakings applicable to his office and necessary to carry out his responsibilities an d the duties required of him hereunder.

     (c) Nothing contained herein shall require Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority (collectively "Regulations"). Executive will not knowingly (i) breach or violate any provision of any Regulations in any material respect or (ii) otherwise act in any manner which might reasonably be expected to have a material adverse effect on the ongoing business, operations, conditions, prospects or other business relationships or properties of any company in the Company Group.

     3. Compensation. During the Term of Employment, the Company shall pay compensation to Executive as base compensation for his services hereunder, in substantially equal bi-weekly installments, an annual base salary of $360,000. The Board of Directors shall annually, and in its sole discretion, determine whether the base salary should be increased and, if so, the amount of such increase.

     4.   Term of Employment; Termination

     (a) The "Term of Employment" shall commence on the date hereof and shall continue for a period of three years; provided, that such term shall continue for the twelve month period following such initial three year period, and for each twelve month period thereafter, unless at least 90 days prior to the scheduled expiration date, either the Executive or the Company notifies the other of its decision not to continue such term. Should the Executive's employment be earlier terminated by the Company pursuant to Section 4(b), by the Executive pursuant to Section 4(c) or mutually by both parties pursuant to
Section 4(d), the Term of Employment shall end on the date of such earlier termination. Nothing contained herein shall be deemed to be an obligation on the part of the Company to extend the Term of Employment.

     (b) Subject to the Company's obligations to make the payments contemplated by Section 4(e), the Term of Employment may be terminated at any time by the
Company:

          (i) upon the death of Executive;

          (ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, as certified by a mutually agreeable


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competent medical physician, his material duties hereunder for 180 days in any continuous 210 day period;

          (iii) for Cause;

          (iv) for any other reason not referred to in clauses (i) through (iii) or no reason, and the Company shall not be required to specify a reason for the termination, provided that termination of the Executive's employment by the Company shall be deemed to have occurred under this clause (iv) only if it is not for reasons described in clauses (i) though (iii) such that this Agreement, subject to the provisions of Section 4(e), shall be construed as terminable at will by the Company.

     Executive acknowledges that no representations or promises have been made concerning the grounds for termination or the future operation of the Company's business, and that, except as set forth in the following sentence, nothing contained herein or otherwise stated by or on behalf of the Company modifies or amends the right of the Company to terminate Executive at any time, with or without Cause. Termination shall become effective 30 days after, or, if for Cause, upon the delivery by the Company to t he Executive of notice specifying such termination and, if for Cause, the reasons therefor.

     (c) Subject to the Company's obligations to make the payments contemplated by Section 4(e), the Term of Employment may be terminated at any time by the
Executive:

          (i)   upon the death of Executive;

          (ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, as certified by a mutually agreeable competent medical physician, his material duties hereunder for 180 days in any continuous 210 day period;

          (iii) voluntarily or for any reason or no reason not referred to in clauses (i) and (ii) in each case, after 90 days' prior written notice to the Company and its Board of Directors.

     (d) Subject to the Company's obligations to make the payments contemplated by Section 4(e), the Term of Employment may be terminated at any time by the mutual agreement of the Company and the Executive. Any termination of the Executive's employment by mutual agreement of the parties will be memorialized by an agreement which is reduced to writing and signed by the Executive and a duly appointed officer of the Company.

     (e) If Executive's employment is terminated for any reason whatsoever, then Executive shall be entitled to (i) accrued and unpaid base salary and benefits (including sick pay, vacation pay and benefits under Section 6) with respect to the period prior to


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termination, (ii) reimbursement for expenses under Section 5 with respect to such period, and (iii) any other benefits (including COBRA) required by law to be provided after termination of employment under the circumstances. Except as may otherwise by expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan following the date of the termination of the Executive's Term of Employment. In the event Executive's employment is terminated pursuant to:

          (i) Sections 4(b)(i), 4(b)(ii), 4(c)(i) or 4(c)(ii), the Company will also pay to Executive (or his estate or representative) the Executive's base salary for a six month period;

          (ii) Section 4(b)(iii), 4(c)(iii) or 4(d), there will be no additional amounts owing by the Company to Executive under this Agreement from and after such termination; and

          (iii) Section 4(b)(iv), the Company will pay to Executive (or his estate or representative) the Executive's base salary for the balance of the Term of Employment.

     (f) (i) Termination of the Term of Employment will not terminate Sections 7, 8, 9, 10, 12 through 24, or any other provisions not associated specifically with the Term of Employment.

          (ii) In the event of termination, the Executive shall not have a duty to mitigate the Company's payment obligations under Section 4(e) by seeking alternative employment; provided, however, that if the Executive does accept alternative employment, payment obligations under Section 4(e) shall be terminated.

     (g) Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a notice by the Company or the Executive, as the case may be, indicating that the Term of Employment is to be terminated, and ending on the actual date the Term of Employment is terminated, which, in any event, shall be no later than 90 days following the delivery of such notice, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this Section 4(g), the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a notice by the Executive providing for the Executive's resignation, or delivery by the Company of a notice providing for the Executive's termination of employment for any reason; provided, however, that during the period of suspension (which shall end upon the actual date the Term of Employment is terminated, which in any event shall be no later than 90 days following the delivery of such notice), the Executive shall


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continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

     5.   Reimbursement of Expenses

     During the Term of Employment, subject to the approval of the Board of Directors, the Company shall reimburse Executive for reasonably documented travel, entertainment and other expenses reasonably incurred by Executive in connection with the performance of his duties hereunder and, in each case, in accordance with the rules, customs and usages promulgated by the Company from time to time in effect; provided, however that the Company shall not reimburse Executive for any expenses, compensation or other costs relating to his provision of services to APG.

     6.   Benefits

     The Executive shall be entitled to participate in and be covered by any insurance plan (including but not limited to medical, dental, health, accident, hospitalization and disability), vacation, 401(k), profit sharing or other employee benefit plan of the Company, to the same extent and on the same terms as such benefits are or may be provided by the Company, at the sole discretion of the Board of Directors, from time to time to other members of senior management.

     7.   Confidential Information

     During and after the Term of Employment, Executive will not, directly or indirectly in one or a series of transactions, disclose to any person, or use or otherwise exploit for the Executive's own benefit or for the benefit of anyone other than the Company, any Confidential Information (as defined in Section 11), whether prepared by Executive or not; provided, however, that any Confidential Information may be disclosed (i) to officers, representatives, employees and agents of the Company who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business (as defined in Section 11) and (ii) in good faith by the Executive in connection with the performance of his duties hereunder. Executive shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required in his normal course of employment by the Company. Executive shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Executive shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, Executive agrees to deliver to the Company, at any time during the Term of Employment, or thereafter, all Confidential


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Information which he may possess or control. Executive agrees that all
Confidential Information of the Company (whether now or hereafter existing) conceived, discovered or made by him during the Term of Employment exclusively belongs to the Company (and not to Executive). Executive will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership.

     8.   Non-Interference

     Executive acknowledges that services to be provided give him the opportunity to have special knowledge of the Company and its Confidential Information and the capabilities of individuals employed by or affiliated with the Company and that interference in these relationships would cause irreparable injury to the Company. In consideration of this Agreement, Executive covenants and agrees that:

     (a) If Executive is terminated, for a period of two years from the date of the final payment under Section 4(e), or if no payment is required to be made to the Executive by the Company under Section 4(e), the date of termination of the Term of Employment (the "Restricted Period"), Executive will not, without the express written approval of the Board of Directors of the Company, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, agent, representative or other participant, in any business which competes, directly or indirectly, with the Business in the Market ("Competitive Business") without regard to (A) whether the Competitive Business has its office or other business facilities within or without the Market, (B) whether any of the activities of the Executive referred to above occur or are performed within or without the Market or (C) whether the Executive resides, or reports to an office, within or without the Market; provided, however, that (x) the Executive may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to two percent (2%) of the capital stock of a corporation whose capital stock is traded publicly, (y) Executive may accept employment with a successor company to the Company and (z) Executive may continue to own up to that amount of the capital stock of APG (calculated on a fully diluted basis assuming the exercise of all outstanding options and other convertible securities) as he owns as of the date hereof.

     (b) Without regard to the reason for Executive's termination, during the Restricted Period (which shall not be reduced by (x) any period of violation of this Agreement by Executive or (y) if the Company is the prevailing party in any litigation to enforce its rights under this Section 8, the period which is required for such litigation), Executive will not without the express prior written approval of the Board of Directors of the Company (A) in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, customer, agent, representative or any other person which has a


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business relationship with the Company Group or had a business relationship with the Company Group within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company Group, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within twenty-four (24) months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed or retained by the Company Group. Notwithstanding the foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an employee with respect to a future or any other employment opportunity.

     (c) The scope and term of this Section 8 would not preclude Executive from earning a living with an entity that is not a Competitive Business.

     9.   Non-Disparagement.

     During and after the Term of Employment, the Executive agrees that he shall not make any false, defamatory or disparaging statements about the Company, its Subsidiaries and Affiliates, or the officers or directors of the Company and its Subsidiaries and Affiliates. During and after the Term of Employment, the Company agrees, on behalf of itself and its Subsidiaries and Affiliates, that neither the officers nor the directors of the Company or its Subsidiaries and Affiliates shall make any false, defamatory or disparaging statements about the Executive.

     10.  Defense of Claims.

     The Executive agrees that, for the period beginning on the date hereof, and continuing for a reasonable period after termination of the Term of Employment, the Executive will cooperate with the Company in defense of any claims that may be made against the Company, and will cooperate with the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by the Executive for the Company. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. For periods during and following the Executive's employment with the Company, the Company agrees to provide reasonable compensation to the Executive for such cooperation in addition to reimbursement of expenses and his reasonable attorneys' fees, if any.


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     11.  Definitions

     "Business" means the development, manufacture and marketing of aircraft sealants, including but not limited to products based upon Morton International, Inc. supplied polysulfide chemicals and additional core technologies in epoxy, silicone and urethane based sealants, adhesives and coatings marketed into markets, including but not limited to, aircraft, space marine, automotive, electronics and telecommunications.

     "APG" means Automotive Performance Group, Inc. and all of its Affiliates.

     "Authority" means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any public, private or industry regulatory authority, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable law, statute, regulation, order or decree.

     "Business" means the AC Tech Business and the Permatex Business.

     "Cause" means any of the following:.

          (i) Executive's conviction of, or plea of guilty or nolo contendere to, a serious felony or a crime involving embezzlement, conversion of property or moral turpitude;

          (ii) a finding by a majority of the Board of Directors, acting reasonably and in good faith, of Executive's fraud, embezzlement or conversion of property;

          (iii) Executive's conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds;

          (iv) an administrative or judicial determination that Executive committed fraud or any other violation of law involving federal, state or local government funds;

          (v) a finding by a majority of the Board of Directors, acting reasonably and in good faith, of Executive's knowing breach of any of his fiduciary duties to any company in the Company Group or the Company's stockholders or making of a misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of any company in the Company Group;

          (vi) Executive's willful and continual neglect or failure to discharge his material duties, responsibilities or obligations prescribed by this Agreement or any other agreement between the Executive and any company in the Company Group;


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     provided, that the Executive has been given notice and 30 days from such notice fails to cure the neglect or failure;

          (vii) Executive's alcohol or substance abuse, which materially interferes with Executive's ability to discharge his duties, responsibilities and obligations prescribed by this Agreement; provided, that Executive has been given notice and 30 days from such notice fails to cure such abuse;

          (viii) except with respect to his obligations under that certain Services Agreement, dated November 5, 1997, between the Executive and Advanced Chemistry and Technology, Inc. (the "AC Tech Services Agreement"), any material violation, with the actual knowledge of Executive, of any obligations imposed upon Executive, personally, as opposed to upon the Company, whether as a stockholder or otherwise, under this Agreement, the Certificate of Incorporation or By-Laws of the Company; or

          (ix) Executive's personal (as opposed to the Company's) material and knowing failure, to observe or comply with Regulations whether as an officer, stockholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company Group's ongoing business, operations, conditions, other business relationships or properties.

     "Company" has the meaning set forth in the preamble.

     "Company Group" has the meaning set forth in Section 1.

     "Competitive Business" has the meaning set forth in Section 8(a)(i).

     "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, inventions, creative works, computer programs (including source of object codes), processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company Group, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Notwithstanding the foregoing, the term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that is or becomes generally available to the public other than as a result of a disclosure by the Executive not permissible hereunder.


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     "Executive" means Dean Willard or his estate, if deceased.

     "knowing" and "knowledge" shall each refer to actual knowledge without any duty of investigation.

     "Market" means any county in the United States of America or any other country in which the Business was conducted by or engaged in by the Company Group prior to the date hereof or is conducted or engaged in by the Company Group at any time during the Term of Employment.

     "Permatex Business" means the development, manufacture and distribution of functional chemical products to the automotive maintenance and repair and consumer markets, including but not limited to anaerobic threadlockers and liquid gaskets, silicone gasketing materials, aerosol parts cleaners, waterless handcleaners, adhesives and a variety of "Do-It-Yourself" fix and repair chemical products.

     "Regulations" means any laws, statutes, regulations, rulings, rules, orders or permits of, administered or enforced by or on behalf of any Authority, and the Certificate of Incorporation and By-laws of the Company, as applicable.

     "Restricted Period" has the meaning set forth in Section 8(a)(i).

     "Term of Employment" has the meaning set forth in Section 4(a).

     12.  Notice

     Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, sent by certified or registered mail, return receipt requested, sent by overnight courier or sent by facsimile transmission (with confirmation and a copy sent by mail within one day) as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

     If to Executive:
                                 --------------------
                                 --------------------
                                 --------------------
                                 Facsimile No.:

     with a copy to:
                                 --------------------
                                 --------------------
                                 --------------------
                                 Attention:
                                 Facsimile No.:


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     If to the Company or
     the Board of Directors:     Permatex Brands and Technologies, Inc.
                                 c/o The Jordan Company LLC7
                                 67 Fifth Avenue, 48th Floor
                                 New York, NY 10153
                                 Attention: Jonathan F. Boucher
                                 Facsimile No.: (212) 755-5263

Any such notices shall be deemed to be given on the date personally delivered or sent by facsimile transmission or such return receipt is issued or the day after if sent by overnight courier.

     13.  Executive's Representations

     The Executive represents, warrants and covenants to the Company that:

     (a) to the best of his knowledge and belief, and except as set forth in the AC Tech Services Agreement, Executive is not a party to any written employment contract or written agreement not to compete with any of his former employers, including, but not limited to Courtaulds Aerospace plc, Products Research and Chemical, Inc., Courtaulds plc, PRC-DeSoto International, Inc. (the "Former Employers");

     (b) to the best of his knowledge and belief, during his tenure with his Former Employers, the Executive did not engage directly in any activity which would give rise to any disciplinary or other similar proceeding before any federal or state governmental agency or self-regulatory organization, and he has not been subject to or involved in any such proceeding and no such proceeding is threatened;

     (c) he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, and that prior to assenting to the terms of this Agreement, or giving the representations and warranties herein, he has been given a reasonable time to review it and has consulted with counsel of his choice; and

     (d) he will not knowingly breach or violate any provision of any Regulations in any material respect or in any manner which might reasonably have a material adverse effect in respect of the ongoing business, operations, conditions, or other business relationships or properties of any of the companies in the Company Group.

     14.  Company's Obligation; Taxes

     Executive agrees and acknowledges that the obligations owed to Executive under this Agreement are solely the obligations of the Company, and that none of the Company's stockholders, directors, officers or lenders will have any obligations or liabilities in respect


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of this Agreement and the subject matter hereof. Any amounts payable to the
Executive pursuant to this Agreement shall be subject to withholding and any other applicable taxes.

     15.  Validity

     If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

     16.  Severability

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Section 7, 8, 9, 10 or any other provision hereof is unenforceable and therefore acts to reduce the scope or duration of such provision, the provision in its reduced form, shall then be enforceable.

     17.  Survival; Right to Withhold Payments

     The terms of Sections 7, 8, 9 and 10 shall survive the termination of this Agreement regardless of who terminates this Agreement, or the reasons therefor. Upon the determination of a majority of the Board of Directors that the Executive has breached his obligations in any material respect under Section 7, 8, 9 or 10, the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same, shall cease all payments to the Executive under this Agreement.

     18.  Waiver of Breach; Specific Performance

     The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that the Company would be irreparably injured by a violation of Section 7, 8, 9 or 10 of this Agreement, that the provisions of such sections are reasonable and that the Company could not adequately be compensated in monetary damages, in light of the sensitivity of the non-public information of the Company to which the Executive will be exposed and that any party (and third party beneficiaries) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, including temporary restraining orders, preliminary injunctions and


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permanent injunctions in order to enforce or prevent any violations of the provisions of such sections of this Agreement. In the event either party takes legal action to enforce any of the terms or provisions of this Agreement, the nonprevailing party shall pay the successful party's costs and expenses, including but not limited to, reasonable attorneys' fees, incurred in such action.

     19.  Assignment; Third Parties

     Neither the Executive nor the Company may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. The parties agree and acknowledge that each of the Companies and the stockholders of, lenders to and investors therein are intended to be third party beneficiaries of, and have rights and interests in respect of, Executive's agreements set forth in Sections 7, 8, 9 and 10.

     20.  Amendment; Entire Agreement

     This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. The enforceability of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive's employment with the Company. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

     21.  Litigation

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 21 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

     (b) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE SOUTHERN DISTRICT OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK;
(3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN THE SOUTHERN DISTRICT OF NEW YORK; (6) AGREE TO PROVIDE THE OTHER PARTIES TO THIS AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH AGENT; (7) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (9 ) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

     22.  Further Action

     Executive and the Company agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

     23.  Headings

     The headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     24.  Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [End of page]

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first written above.

                                       EXECUTIVE:

                                       /s/ Dean Willard
                                       ------------------------------
                                       Name:  Dean Willard

                                       PBT BRANDS, INC.

                                       By: /s/ Douglas Zych
                                           --------------------------
                                           Name: Douglas Zych
                                           Title: Vice President

                                  Schedule 1

                  [Additional Companies in the Company Group]

Permatex Acquisition Corp.
Permatex, Inc.
Advanced Chemistry and Technology, Inc.